UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

April 25, 2012
Date of Report (date of Earliest Event Reported)

VELATEL GLOBAL COMMUNICATIONS, INC.
(Exact Name of Registrant as Specified in its Charter)

NEVADA	000-52095	98-0489800
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

12526 High Bluff Drive, Suite 155, San Diego, CA 92130
 (Address of principal executive offices and zip code)

(760) 230-8986
(Registrant’s telephone number, including area code)

NOT APPLICABLE
(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01            Entry into Material Definitive Agreements

Amended and Restated Loan Agreement with Isaac Organization, Inc.

On April 25, 2012, VelaTel Global Communications, Inc., a Nevada corporation and the registrant responsible for the filing of this Form 8-K (“Company”), entered into an Amended and Restated Loan Agreement (“Amendment”) with Isaac Organization, Inc. (“Isaac”).  The Amendment amends the Agreement to Extend and Increase First Line of Credit Loan Agreement and Promissory Note, Cancel Stock Purchase Agreement, and Grant Option in VN Tech Agreement (“Extension Agreement”) entered into between the Company and Isaac on February 23, 2012, the terms of which the Company reported on Form 8-K filed February 29, 2012.  The Extension Agreement extended the maturity and increased the credit limit of a Line of Credit Loan Agreement and Promissory Note (“First Note”) entered into between the Company and Isaac on July 1, 2011.  Pursuant to the Extension Agreement, the principal balance of the Extended First Note was $7,425,101.71 as of February 23, 2012, plus interest at the rate of 10% per annum from that date.  The maturity date of the Extended First Note was June 30, 2012.

Under the Amendment, the Extended First Note is cancelled and substituted for fourteen promissory notes in the principal amount of $500,000.00 each (“Amended Isaac Note #1 through Amended Isaac Note #14,” respectively), plus one promissory note in the amount of $425,101.71 (“Amended Isaac Note #15).  The maturity date of Amended Isaac Note #1 is April 30, 2012, and the maturity date of each succeeding Amended Isaac Note #2-#15 is the 15th day and the last calendar day of each month in succession after April 30, 2012.  Interest accrues on each Amended Isaac Note at 10% per annum from February 23, 2012.  The Company may prepay any of the Amended Isaac Notes in whole or in part prior to its maturity date without penalty.  The Amendment confirms the cancellation of the previous Stock Purchase Agreement (as amended from time to time) as described in the Extension Agreement remains cancelled.  All other terms of the Extension Agreement that are not consistent with the Amendment are of no further force and effect.  The Amendment recites that it has no effect on the Second Line of Credit Loan Agreement and Promissory Note (“Second Note”) also entered into between the Company and Isaac Agreement on February 23, 2012 and reported on the same Form 8-K as the Extension Agreement.

A complete copy of the Amendment and Amended Isaac Notes #1-#15 are attached hereto collectively as Exhibit 10.1.

Line of Credit Promissory Note to David S. McEwen

On April 26, 2012, the Company granted a Line of Credit Promissory Note to David S. McEwen (“McEwen Note”) in the principal amount of $ 1,052,631.50.  The disbursement amount of the McEwen Note is up to $1,000,000.000.  McEwen will retain from each disbursement a 5% holdback.  The difference between the disbursement amount and the principal amount represents the 5% holdback.  The maturity date of the McEwen Note is April 25, 2013.  The Company may prepay the McEwen Note in whole or in part prior to its maturity date without penalty.  The McEwen Note bears interest on the unpaid principal balance at 10% per annum.

A complete copy of the McEwen Note is attached to this Form 8-K as Exhibit 10.2.

Item 3.02            Unregistered Sale of Equity Securities

On April 27, 2012, the Company issued shares of its Series A Common Stock (“Shares”) to the persons and entities and for the purposes described as follows:

3,021,363 Shares to Changewave, Inc. dba NBT Communications (“NBT”) in full payment of the unpaid balance for services rendered pursuant to a consulting agreement between the Company and NBT entered into on May 6, 2011 and cancelled by the Company on January 12, 2012.

6,666,667 Shares to Alhamd Holding Company as consideration for the Company’s acquisition of 75% of the capital stock of Zapna, ApS completed on April 3, 2012.

10,000,000 Shares to Lou Hongye as consideration for the Company’s acquisition of 75% of the capital stock of VN Tech Investment, Ltd. (HK) completed on April 22, 2012.

33,693,197 Shares and 33,693,197 warrants to Isaac Organization, Inc. (“Isaac”) in payment of Amended Isaac Note #1 due April 30, 2012 reported above.  Each warrant has an exercise price of $0.0151 and an exercise term of three years.

The Shares issued to the aforementioned persons and entities relied upon exemptions provided for in Sections 4(2) and 4(5) of the Securities Act of 1933, as amended, including Regulation D promulgated thereunder based on the aforementioned knowledge of our operations and financial condition and experience in financial and business matters that allowed them to evaluate the merits and risk of receipt of these securities.

Item 9.01                                Exhibits

10.1	Amended and Restated Loan Agreement with Isaac Organization, Inc. (including internal exhibit, Amended Isaac Notes #1-#15).

10.2	Line of Credit Promissory Note to David S. McEwen

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VelaTel Global Communications, Inc.,

Date: April 27, 2012	By:	/s/ George Alvarez
Name: George Alvarez
Title: Chief Executive Officer